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                                                                    EXHIBIT 99.4

                                                        P R E S S  R E L E A S E


Contacts:   Deidre Moore          Lyn Chitow Oakes
            CMGI                  Flycast
            (978) 684-3655        (415) 913-1592
            dmoore@cmgi.com       lyn@flycast.com


              CMGI TO ACQUIRE FLYCAST COMMUNICATIONS CORPORATION

            Online Response Leader to Fill Important Role in CMGI's
                     Growing Stable of Advertising Services

ANDOVER, MA AND SAN FRANCISCO, CA, September 30, 1999-CMGI, Inc. (Nasdaq: CMGI) announced today that it has signed a definitive agreement to acquire Flycast Communications Corporation (Nasdaq: FCST), the leading provider of web-based direct response advertising solutions, in a stock-for-stock merger. Under the terms of the agreement, CMGI will issue .4738 CMGI shares for every share of Flycast held on the closing date of the transaction. Closing of the merger, expected in January 2000, is subject to customary conditions, including formal approval by Flycast shareholders.

A significant percentage of Flycast shareholders have agreed to vote in favor of the merger. In connection with the merger, CMGI and Flycast also entered into a Stock Option Agreement, whereby Flycast has granted CMGI an option to purchase up to 19.9% of the outstanding shares of Flycast common stock, which option may be exercised in the event that the Merger Agreement is terminated under certain circumstances.

This acquisition represents the latest in a series of recent deals designed to help CMGI strengthen its stable of interactive marketing and advertising properties. Flycast represents another critical segment of CMGI's advertising strategy, and the larger Internet advertising marketplace-- a direct response, ROI-focused advertising solution built on a network model of aggregated inventory from large numbers of sites. CMGI anticipates leveraging a number of
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inter-company synergies with Flycast and other members of the CMGI network, most notably Adsmart, AdForce*, and Engage (Nasdaq: ENGA). A more definitive integration of Flycast with other CMGI advertising and marketing properties is now under consideration and will be fully explored in the next several months.

Flycast creates value for both advertisers and web sites through its network of aggregated inventory, proprietary click-optimization technology and superior customer service. By aggregating the inventory from large and small to medium-sized web sites, Flycast can deliver high-quality, cost-effective advertising space to response-oriented advertisers. At the same time, by selling available inventory through its network, Flycast creates an incremental revenue opportunity for web sites that does not conflict with their other sales efforts because it offers their available advertising space on an unbranded basis.

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"With the acquisition of Flycast, CMGI again strengthens its position to offer a full service, end-to-end solution for both advertisers and Web publishers," said David Wetherell, Chairman and CEO, CMGI. "The Flycast business model is highly complimentary to the current advertising businesses within the CMGI network, particularly Adsmart. Adsmart is focused on site-specific representation and maximizing CPMs for branded sites, while Flycast emphasizes the ROI model. As part of the leading advertising properties in the CMGI network, Flycast joins Adsmart, Engage, I/PRO, and now AdForce* and AdKnowledge* to bring together advertisers and publishers, branded and non-branded sites, to deliver a total advertising network solution."

"We are thrilled to be joining the world-class CMGI family and becoming part of a group of true leaders in Internet marketing and advertising," said George Garrick, Chairman and CEO of Flycast. "This combination of companies at CMGI represents the most powerful assembly of advertising and marketing services companies and resources in the industry today and together we will be able to deliver a wide range of enhanced services for both advertisers and publishers. I have no doubt that together we will push the envelope and define the shape of the Internet advertising industry for the future."

Flycast's flagship offering, the Flycast Network, serves 1.4 billion ad impressions per month on 1,200 sites, reaching more than 25 million people a month. Flycast's advertisers include some of the industry's leading e-commerce companies, direct response marketers, interactive agencies and traditional advertisers such as Bozell, Digital River, Saatchi & Saatchi, Agency.com, iXL, BMG, Paradigm Interactive, GoTo.com, eBay, and E-Trade.

About Flycast Communications

Based in San Francisco, Flycast Communications is the leading provider of Internet direct response advertising solutions. The company is focused on maximizing the return on investment for response-oriented advertisers, direct marketers and e-commerce companies by delivering the most ROI-effective audience reach, response and results in the industry. The company's flagship offering, the Flycast Network, reaches over 25 million people a month, or 41 percent of the web. Flycast's advertisers include e-commerce companies, direct response marketers and interactive agencies who are interested in generating
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site traffic and increasing web-based sales through ROI-focused advertising.
Flycast can be reached on the web at http://www.flycast.com.

About CMGI

With nearly 50 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content, and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Microsoft, Intel, Sumitomo and Compaq hold minority positions in CMGI.


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CMGI's majority-owned operating companies include Engage Technologies (Nasdaq:
ENGA), 1ClickBrands, Activerse, Adsmart, AltaVista, iCAST, Magnitude Network, NaviSite, NaviNet, Planet Direct, Saleslink and ZineZone. The company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Chemdex (Nasdaq: CMDX), Ancestry.com, Asimba, AuctionWatch, Aureate Media, blaxxun, BizBuyer.com, Boatscape, buyingedge.com, CarParts.com, CraftShop.com, eCircles.com, EXP.com, FindLaw, Furniture.com, HotLinks, Intelligent/Digital, KOZ.com, Mondera.com, MotherNature.com, NextMonet.com, NextPlanetOver.com, OneCore.com, ONElist, PlanetOutdoors.com, Productopia, Promedix.com, Raging Bull, Softway Systems, Speech Machines, ThingWorld.com, Vicinity, Virtual Ink, Visto and WebCT.

CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax: 978-684-3814. Additional information is available on the company's Web site at http://www.cmgi.com.

                                     # # #

EDITOR'S NOTE: Executives from Flycast and CMGI will be available to discuss the merger agreement on a conference call today at 8:30 AM EST. Interested media may participate on the call by dialing (415) 537-1829.

*On September 20, 1999, CMGI announced a definite agreement to acquire AdForce, Inc. Additionally, Engage Technologies Inc. has announced a definitive agreement to acquire AdKnowledge, Inc. Both transactions are subject to customary terms and conditions, including approval by the target company shareholders.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding CMGI, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the CMGI Annual Report or Form 10-K for the most recently ended fiscal year.